Exhibit 3.13

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ELLER HOLDINGS COMPANY CANADA”, CHANGING ITS NAME FROM “ELLER HOLDINGS COMPANY CANADA” TO “CLEAR CHANNEL OUTDOOR HOLDINGS COMPANY CANADA”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF NOVEMBER, A.D. 2004, AT 12:55 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3008501 8100	Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 3485362
040828896	DATE: 11-18-04

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

ELLER HOLDINGS COMPANY CANADA

Eller Holdings Company Canada, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies:

FIRST: By Written Consent in lieu of Joint Meeting of the Shareholders and the Board of Directors of the Corporation, dated as of November 12, 2004, the following resolution amending the Certificate of Incorporation was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

SECOND: RESOLVED, that Article First of the Corporation’s Articles of Incorporation is hereby amended to read in its entirety as follows:

FIRST: The name of the Corporation is Clear Channel Outdoor Holdings Company Canada.

THIRD: There are no shares of preferred stock issued and entitled to vote as a class on the foregoing amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its Vice President and Assistant Secretary as of the 12th day of November, 2004.

ELLER HOLDINGS COMPANY CANADA

By:
Kurt Tingey, Vice President

By:
Laura C. Toncheff, Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:55 PM 11/17/2004
FILED 12:55 PM 11/17/2004
040828896 – 3008501 FILE

State of Delaware

Office of the Secretary of State	PAGE 1

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “ELLER HOLDINGS COMPANY CANADA”, FILED IN THIS OFFICE ON THE SECOND DAY OF MARCH, A.D. 1999, AT 9 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Edward J. Freel, Secretary of State
AUTHENTICATION:
3008501 8100	9609737
DATE:
991081949	03-04-99

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/02/1999
991081949 – 3008501

CERTIFICATE OF INCORPORATION

OF

ELLER HOLDINGS COMPANY CANADA

FIRST. The name of the corporation is ELLER HOLDINGS COMPANY CANADA (the “Corporation”).

SECOND. The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The name of the Corporation’s registered agent at such address is Corporation Service Company in the county of New Castle.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

FOURTH. The total number of shares of capital stock which the Corporation shall have the authority to issue is 1,000 shares designated as Common Stock with a par value of $.01 per share and 1,000 shares designated as Preferred Stock with a par value of $.01 per share.

The Corporation’s board of directors (the “Board of Directors”) shall be vested with the express authority to issue shares of preferred stock in one or more classes or one or more series within any class, and to fix by resolution or resolutions as it may deem desirable the voting rights, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

Shares of the Preferred Stock of the Corporation may be issued form time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the “Board of Directors”) prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stared in such resolution or resolutions providing for the issue of such class of series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with laws of the State of Delaware.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation and of the powers of the Corporation and of its directors and Stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

(4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions nor in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless, to the provisions of the GCL, this Certification of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

SIXTH. The names and mailing addresses of the incorporators are:

Name	Mailing Address

Jeffrey L. Sellers	c/o Moyes Storey Ltd. 3003 North Central Avenue Suite 1250 Phoenix, Arizona 85012

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SEVENTH: The name and mailing address of each person who is to serve as a director until the first annual stockholders’ meeting or until a successor is elected and qualifies is:

Names	Addresses

Mark P. Mays	c/o Eller Media Company
2850 East Camelback Road
Suite 300
Phoenix, Arizona 85016

Randall T. Mays	c/o Eller Media Company
2850 East Camelback Road
Suite 300
Phoenix, Arizona 85016

L. Lowry Mays	c/o Eller Media Company
2850 East Camelback Road
Suite 300
Phoenix, Arizona 85016

Karl Eller	c/o Eller Media Company
2850 East Camelback Road
Suite 300
Phoenix, Arizona 85016

Scott S. Eller	c/o Eller Media Company
2850 East Camelback Road
Suite 300
Phoenix, Arizona 85016

EIGHTH. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

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NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned have signed this Certificate of Incorporation as of this 2nd day of March, 1999.

Jeffrey L. Sellers, Incorporator

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